UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2023

Appreciate Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39758	83-2426917
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6101 Baker Road, Suite 200 Minnetonka, MN	55345
(Address of principal executive offices)	(Zip Code)

(952) 470-8888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	SFR	The Nasdaq Stock Market LLC
Warrants to purchase Class A Common Stock, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	SFRWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

As reported in the Report on Form 8-K filed on June 8, 2023, on June 8, 2023, the Company and certain of its affiliates executed a forbearance agreement with our senior secured lender, St. Cloud Capital Partners III SBIC, LP (“St. Cloud,” and such agreement the “Forbearance Agreement”) whereby St. Cloud agreed to forbear from exercising any rights and remedies under its senior secured debt facilities or under applicable law with respect to any existing defaults thereunder or any failure to comply with certain financial covenants for a specified period of time.

On August 16, 2023, the Company and certain of its affiliates executed a second forbearance agreement with St. Cloud (the “Second Forbearance Agreement”), effective as of August 13, 2023, whereby St. Cloud has agreed to continue to forbear from exercising any rights and remedies under its senior secured debt facilities or under applicable law with respect to any existing defaults thereunder or any failure to comply with certain financial covenants until August 24, 2023, provided that such date will automatically be extended to September 18, 2023, if the Company satisfies certain milestones under and continues to comply with the terms of the Second Forbearance Agreement.

The Second Forbearance Agreement provides the Company additional time to continue ongoing discussions regarding a potential transaction that would provide funding our short-term and long-term capital needs.

In exchange for St. Cloud’s agreement to continue to forbear from exercising any of its rights or remedies, the Company has agreed to pay all reasonable fees and expenses incurred by St. Cloud, including fees for counsel, in each case upon the closing of a transaction that would result in the obligations of the Company to St. Cloud being satisfied in full on or prior to the Forbearance Termination Date or otherwise upon termination of the Second Forbearance Agreement.

The Second Forbearance Agreement includes certain milestones the Company must satisfy, and it further provides that in the event the Company is unable to satisfy its obligations to St. Cloud during the forbearance period, the Company will cooperate with St. Cloud in the exercise of St. Cloud’s rights and remedies.

The full text of the Second Forbearance Agreement is set forth in Exhibit 99.1 which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	Second Forbearance Agreement Dated August 15, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Appreciate Holdings, Inc.

Date: August 16, 2023	By:	/s/ Christopher Laurence
	Name: Title:	Christopher Laurence Chief Executive Officer

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